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                                                                   EXHIBIT 23.1


         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Cell Wireless Corporation (formerly Arizona Aircraft Spares, Inc.)

We consent to the incorporation by reference on Registration Statements on Form S-8 (No. 333-118252) of Cell Wireless Corporation (formerly Arizona Aircraft Spares, Inc.) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated May 23, 2005, included in Cell Wireless Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2004


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
May 25, 2005